EXECUTION COPY

                       TERMINATION AND RELEASE AGREEMENT

         This Termination and Release Agreement (this "Agreement") is made on February 2, 2006 (the "Effective Date") by and between m-Wise, Inc. ("m-Wise"), on the one hand; and DEP Technology Holdings Ltd. ("DEP") on the other hand. m-Wise and DEP shall be referred to herein individually as a "Party" and collectively, the "Parties".

                                    RECITALS

A. m-Wise and DEP are parties to that certain Promissory Note dated July 22nd, 2002 (the "Note").

B. m-Wise desires to settle its outstanding obligations, and the parties desire to release each other from any claims arising on or prior to the Effective Date from or relating to the Note, all according to the terms set forth below.

In consideration of the mutual promises made below, the Parties agree as follows:


1. Representation and Warranties of m-Wise and DEP.

         1.1 m-Wise hereby represents and warrants to DEP with specific reference to the securities to be issued under this Agreement, that the m-Wise Common Stock to be issued to DEP hereunder and/or upon exercise of the Warrants (upon receipt of full payment therefore from DEP) granted hereunder, is and, shall have been when issued, validly issued, fully paid and nonassessable, and DEP will receive on the date of issuance, good, marketable and valid title, free of any mortgage, charge, pledge, lien or any other encumbrance, security interest or other third party rights of any nature whatsoever, free and clear of all rights of first refusal, co-sale right, options to purchase, anti-dilution, proxies, voting trusts and any other voting agreements, calls or commitments of every kind, provided, however, that the m-Wise Common Stock may be subject to restrictions on transfer under applicable securities laws.

         1.2 m-Wise represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America. m-Wise is in good standing under the laws of each other jurisdiction where the failure to be so qualified or authorized would have a material adverse effect on the properties, assets, financial condition, business or operations of m-Wise.

         1.3 m-Wise represents and warrants that it has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations and the transactions contemplated under the terms of this Agreement, and has or will have taken, prior to the Closing, all actions necessary for the authorization, execution and delivery thereof.

         1.4 DEP represents and warrant that it has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations and the transactions contemplated under the terms of this Agreement, and has or will have taken, prior to the Closing, all actions necessary for the authorization, execution and delivery thereof.

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         1.5 m-Wise represents and warrants that, subject to the execution of this Agreement by all parties hereto, this Agreement is a valid and binding obligations of m-Wise, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

         1.6 DEP represents and warrants that, subject to the execution of this Agreement by all parties hereto, this Agreement is a valid and binding obligation of DEP, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

       1.7 m-Wise represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term of, or constitute a default under, any contract, agreement, commitment, indenture, mortgage, note or other instrument or obligation to which m-Wise is bound.

         1.8 DEP represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of any term of, or constitute a default under, any contract, agreement, commitment, indenture, mortgage, note or other instrument or obligation to which DEP may be bound.

         1.9 m-Wise represents and warrants that its execution and delivery of this Agreement does not or will not (a) require m-Wise to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority that has not already been obtained prior to the Effective Date, other than filings with the SEC with respect to the entering into of this Agreement, which will be filed within seven (7) days from the date hereof, with a copy thereof to be provided to DEP, (b) result in any violation of, or conflict with, or constitute a default under its certificate of incorporation or bylaws, each as amended to date, or (c) result in any violation of, or conflict with any of the agreements or any judgment, decree, arbitral award or order binding on m-Wise and/or its properties.

         1.10 m-Wise represents and warrants that there are no actions, suits, proceedings or investigations by or before any governmental authority, currently pending or, to its best knowledge, threatened that question the validity of this Agreement.

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         1.11 m-Wise represents and warrants that: (i) the authorized share capital of m-Wise consists of 210,000,000 Shares of Common Stock, each having a par value of $0.0017, and 170,000,000 shares of Preferred Stock, each having a par value of $0.0017; (ii) as of the Effective Date of this Agreement, 113,514,157 shares of Common Stock are issued and outstanding, no shares of Preferred Stock are issued and outstanding, and no class of capital stock of m-Wise currently issued and outstanding is entitled to preemptive rights; (iii) except for options to purchase 11,887,347 shares of Common Stock of m-Wise; and
(iv) except for Shares of Common Stock to be issued to Syntek upon conversion of the Note pursuant to a certain Termination and Release Agreement entered into between m-Wise and Syntek on December 22nd, 2005 (the "m-Wise-Syntek Agreement") and a Warrant to be issued to Syntek pursuant to the m-Wise-Syntek Agreement, and except as detailed in Section 3 below, as of the Effective Date of this Agreement, there are no other outstanding options, warrants or other rights to acquire capital stock from m-Wise.

       1.12 m-Wise has furnished or made available to DEP, prior to the date hereof, copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 ("Form 10-K"), its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30 , 2005 and September 30, 2005 respectively (the "Form 10-Qs"), the Current Reports on Form 8-K filed since December 31, 2004 (the "Form 8-Ks") filed by m-Wise with the Securities and Exchange Commission ("SEC") (the Form 10-K, the Form 10-Qs and the Form 8-Ks are collectively referred to herein as the "SEC Documents").

2. Conversion of the Note into m-Wise stock. Effective immediately after the closing of that certain Share Purchase Agreement between, inter alia, m-Wise and Xcitel Ltd. (the "M&A Transaction"), m-Wise shall issue to DEP such number of shares of m-Wise common stock calculated by dividing the sum of $900,000 (Nine Hundred Thousand US Dollars) plus interest at per annum LIBOR rate offered by Citibank North America from July 10, 2002 until the Effective Date by the weighted average closing price of m-Wise stock on the OTC bulleting board (MWIS) during the 30 trading days prior to December 22nd, 2005 being $ 0.174. In the event that no M&A Transaction Agreement is executed by February 28th, 2006, then the number of m-Wise Common Stock to be issued to DEP upon the conversion of the Note, shall be the number of stock resulting from the above calculation PLUS 638,230 shares of Common Stock.


       For the sake of clarity m-Wise represents and warrants to DEP that according to the Quarterly Report on Form 10-Q for the fiscal quarter ended on September 30, 2005 the amount under the Note plus accrued interests due to DEP sums up to $959,346.50. Following the issuance of shares by m-Wise hereunder, the Note shall be deemed converted and, effective immediately prior to the closing of the M&A Transaction, DEP waives any claim or right with respect to the repayment of any outstanding loan previously borrowed by m-Wise from DEP or accrued and unpaid interest thereon.

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       m-Wise hereby undertakes to file a registration statement with respect to the shares of Common Stock issued to DEP under this Section 2 (the "DEP Registration Statement") as well as at least 20% of the Common Stock to be transferred to DEP from the Founders under a certain Termination and Release Agreement entered into on even date within one year from the anticipated closing of a certain credit line and loan agreement of m-Wise with certain third parties and the registration of m-Wise shares issued thereunder, but in any event not later than December 31st, 2006. All costs and expenses incurred by m-Wise directly in connection with the registration of DEP's shares shall be borne solely by DEP against detailed invoices and subject to prior approval by DEP. M-Wise hereby undertakes that: (i) it shall comply with the securities laws such that the ability to file the DEP Registration Statement and the effectiveness thereof is not negatively affected by the non-compliance with such laws and that
(ii) the DEP Registration Statement shall include only securities offered by DEP and (iii) that the DEP Registration Statement shall be effective for at least 120 days, or until all of the DEP shares shall have been sold. Notwithstanding the foregoing, m-Wise has been informed that each of DEP and Syntek may grant "piggy back" rights to each other on their respective registrations, as may be agreed between them separately, in which case, m-Wise agrees to act according to their instructions.

3. Warrant to DEP. Concurrently with the execution hereof, m-Wise shall furnish a warrant to DEP in the form attached hereto as Exhibit A, pursuant to which DEP will be entitled to purchase shares of m-Wise common stock calculated by dividing the sum of $1,000,000 (One Million US Dollars) by the weighted average closing price of m-Wise stock on the OTC bulleting board (MWIS) during the 30 trading days prior to December 22nd, 2005, plus a 10% premium, i.e. 5,263,158 shares of m-Wise common stock, at an exercise price of $ 0.19, and with an exercise term of three years from the date hereof.

4. m-Wise is aware that DEP may wish to offer any Common Stock issued upon the conversion of the Note and/or the exercise of the Warrants (whether under Rule 144 or similar rules, or in a private transaction), and undertakes to provide DEP with such information and/or access to legal opinions as may be required under the Securities laws of the US for the sale of such securities, provided that DEP will cover the direct cost of any legal opinions requested solely by DEP hereunder.

5. Waiver and Release. Effective immediately after the closing of the M&A Transaction, and subject to the fulfillment of the obligations of m-Wise hereunder to DEP, DEP, for and on behalf of itself, its predecessors, successors, assigns, directors, shareholders, principals, agents, representatives, parent companies and subsidiaries (each, a "Releasing Party"), covenants that it will not make and does hereby irrevocably relieve, release and forever discharge m-Wise (including for the purpose hereof, any subsidiary, shareholder, director, officer or agent thereof) from any and all claims, rights, debts, liabilities, demands, obligations, conditions, promises, acts, agreements, costs, expenses, damages, lost profits and actions, of whatever kind or nature, whether now know or unknown which such Releasing Party has, may now have or may hereafter have against m-Wise prior to the execution hereof, including without limitation, which arise out of, in connection with or relating to this Agreement, any breach of the rights thereunder that occurred prior to the execution hereof and any other related agreement or understanding entered into prior to the date hereof, excluding in all cases, any such claims relating to or arising from the M&A Transaction and/or from the execution of this Agreement. DEP expressly agrees that if it shall make any claim against m-Wise the same shall then be entitled on the grounds of this Section alone to apply to the competent court for dismissal of the action against it, with costs.

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6. Waiver and Release. Effective immediately after the closing of the M&A
Transaction, m-Wise, for and on behalf of itself, its predecessors, successors, assigns, directors, shareholders, principals, agents, representatives, parent companies and subsidiaries (each, a "Releasing Party"), covenants that it will not make and does hereby irrevocably relieve, release and forever discharge DEP (including for the purpose hereof, any subsidiary, shareholder, director, officer or agent thereof) from any and all claims, rights, debts, liabilities, demands, obligations, conditions, promises, acts, agreements, costs, expenses, damages, lost profits and actions, of whatever kind or nature, whether now know or unknown which such Releasing Party has, may now have or may hereafter have against DEP prior to the execution hereof, including without limitation, which arise out of, in connection with or relating to this Agreement and any other related agreement or understanding entered into prior to the date hereof, excluding in all cases, any such claims relating to or arising from the M&A Transaction and/or from the execution of this Agreement. m-Wise expressly agrees that if it shall make any claim against DEP, the same shall then be entitled on the grounds of this Section alone to apply to the competent court for dismissal of the action against it, with costs.

7. No Assignment. DEP represents and warrants that none of its claims against m-Wise have been assigned, granted or transferred in any way to any person or entity before the execution hereof.

8. Miscellaneous.

         8.1 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         8.2 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to conflicts of laws principles. Any dispute relating to or arising from this Agreement shall be exclusively submitted to competent courts in the district of Tel Aviv-Jaffa.

         8.3 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective successors and assigns, provided that no Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of all Parties hereto. The aforementioned shall not limit DEP from transferring the m-Wise Securities. In addition, the warrant issued to DEP shall be assignable in accordance with its terms.

         8.4 Counterparts. This Agreement may be executed in multiple counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

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         8.5 Headings. The headings, captions, and arrangements used in this
Agreement are for convenience only and shall not affect the interpretation of this Agreement.


         8.6 Entire Agreement. This Agreement embodies the final, entire agreement among the Parties and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter of this Agreement, and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of any of the Parties. There are no oral agreements among the Parties with respect to the subject matter hereof.


         8.7 Further Assurances. Each Party will promptly execute, acknowledge and deliver any assurances or documents reasonably requested by any other Party and necessary for the other Party to satisfy its obligations hereunder or to obtain the benefits contemplated hereby.

         8.8 Tax and Expenses. Each Party shall bear all costs and expenses related to this Agreement and the performance of its obligations hereunder. DEP is responsible for payment of any and all taxes chargeable to it under any applicable law and to make any tax report or filing required under such law when due with respect to any transfer or issuance of shares herein.













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


         IN WITNESS WHEREOF, the parties hereto have caused this Termination and Release Agreement to be duly executed as of the day and year first above written.






                                    m-WISE, INC.



                                    By:
                                        ------------------------------

                                    Printed Name:
                                                 ---------------------

                                    Title:
                                           ---------------------------























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         IN WITNESS WHEREOF, the parties hereto have caused this Termination and
Release Agreement to be duly executed as of the day and year first above written.






                                    DEP Technology Holdings Ltd.

                                    By:
                                        ---------------------------

                                    Printed Name:
                                                 ------------------

                                    Title:
                                           ------------------------



                                    By:
                                        ---------------------------

                                    Printed Name:
                                                 ------------------

                                    Title:
                                           ------------------------














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